News From

Buena, NJ 08310

Release Date: November 20, 2007	Exhibit 99.2

Contact:	Rajiv Mathur
President & Chief Executive Officer
IGI, Inc.
856-697-1441 ext. 211
www.askigi.com

IGI signs a second agreement with DermWorx Incorporated for a unique therapeutic moisturizing product

BUENA, NJ November 20, 2007 - IGI, INC. (AMEX: IG) announces that it has signed its second Exclusivity, Manufacturing and Supply Agreement with DermWorx Incorporated, a specialty dermatological company, for a unique therapeutic moisturizing product using the Novasome® encapsulation technology.

IGI receives a product development fee upon signing this new agreement. IGI will also receive manufacturing revenues starting first quarter and royalty income starting fourth quarter of FY 2008. Under this Agreement, IGI grants DermWorx the exclusive rights to market and sell the product in North, Central and South America, the United Kingdom and Japan. To maintain exclusivity, DermWorx will guarantee IGI annual minimum royalty payments.

IGI has also granted DermWorx a right of first refusal, effective until June 30, 2008, for the development of a line extension of this therapeutic moisturizing product using the Novasome® encapsulation technology.

"With all our partners, we continue to commercialize additional NovasomeR based OTC drug products providing value added market differentiation," stated Rajiv Mathur, President and CEO of IGI, Inc.

This report contains forward-looking statements relating to IGI's hopes and expectations for the future. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "will," "possible," "one time," "provides an opportunity," "continue" and similar expressions are intended to identify forward-looking statements. Such statements involve a number of risks and uncertainties and actual future events and results could differ materially from those indicated by such forward-looking statements due to general economic conditions, and the risk factors detailed in IGI's periodic reports and registration statements filed with the Securities and Exchange Commission.

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